Exhibit 99.1

INVESTOR CONTACT:	Peter Goulding, CFA
Investor Relations
203.338.6799
peter.goulding@peoples.com

MEDIA CONTACT:	Valerie Carlson
Corporate Communications
203.338.2351
valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

January 19, 2012

PEOPLE’S UNITED FINANCIAL REPORTS FOURTH QUARTER OPERATING EARNINGS OF $0.17 PER SHARE AND NET INCOME OF $0.12 PER SHARE

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today announced net income of $43.0 million, or $0.12 per share, for the fourth quarter of 2011, compared to $32.0 million, or $0.09 per share, for the fourth quarter of 2010, and $52.9 million, or $0.15 per share, for the third quarter of 2011. Operating earnings were $58.7 million, or $0.17 per share, for the fourth quarter of 2011, compared to $36.7 million, or $0.10 per share, for the fourth quarter of 2010 and $67.3 million, or $0.19 per share, for this year’s third quarter. Included in the quarterly results are merger-related expenses and one-time charges (after-tax) totaling $15.7 million in the fourth quarter of 2011, $4.7 million in the fourth quarter of 2010 and $14.4 million in the third quarter of 2011.

For the year ended December 31, 2011, net income totaled $198.8 million, or $0.57 per share, compared to $85.7 million, or $0.24 per share, for 2010. Operating earnings were $237.1 million, or $0.68 per share, for 2011, compared to $125.4 million, or $0.35 per share, for 2010. Included in both the 2011 and 2010 results are $38.3 million and $39.7 million (after-tax), respectively, of merger-related expenses, core system conversion costs and one-time charges.

The Board of Directors of People’s United Financial declared a $0.1575 per share quarterly dividend, payable February 15, 2012 to shareholders of record on February 1, 2012. Based on the closing stock price on January 18, 2012, the dividend yield on People’s United Financial common stock is 4.7 percent.

“Our performance throughout 2011 reflects the significant progress we have made in carrying out our two primary objectives - optimizing existing businesses and efficiently deploying capital,” stated Jack Barnes, President and Chief Executive Officer. “Our focus on organic loan and deposit growth throughout the franchise, including new market opportunities within the Boston and New York City MSAs, has resulted in improved operating leverage, which is evident in our 2011 financial results.”

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People’s United Financial, Inc. Reports 4Q Earnings

Barnes added, “Integration of acquisitions has become a core competency for this organization. We have now integrated five acquisitions since early 2010 and exceeded our estimated cost benefits announced at the time of each transaction. Our momentum is based on a 170-year track record with continued outstanding customer service throughout the financial crisis. Offering the full breadth of products and services that our customers need, providing relationship-based solutions, and effectively cross-selling our products across all lines of business are key contributors to our continued growth and strong operating performance.”

Barnes concluded, “We remain focused on delivering shareholder value by leveraging opportunities within our existing markets. Further, we have demonstrated our ability to prudently and effectively deploy capital through organic loan and deposit growth, adherence to a strong dividend policy, share repurchases and a thoughtful acquisition strategy.”

“On an operating basis, earnings were $59 million, or 17 cents per share, this quarter,” said Kirk W. Walters, Senior Executive Vice President and Chief Financial Officer. “The Company’s performance this quarter reflects an improvement in net interest income, higher provision expense, an expected decline in fee income, and tighter expense control.”

Walters continued, “The net interest margin increased 29 basis points in the fourth quarter of 2011 compared to last year’s fourth quarter and 5 basis points compared to the third quarter of 2011. The operating net interest margin was 4.07 percent in the fourth quarter of 2011 compared to 4.11 percent in the third quarter. Included in this quarter’s net interest margin is $5 million of cost recovery income from the acquired loan portfolio, which added nine basis points to the margin. As expected, non-interest income declined $13 million from the prior quarter, which was driven by a decrease in bank service charges of approximately $5 million due to changes brought about by the Dodd-Frank Act and lower net security gains of $8.6 million. The decrease in the level of operating non-interest expense this quarter reflects the continued benefit from cost-savings initiatives announced earlier in 2011.”

Walters concluded, “While the overall level of non-performing loans is reflective of a period of prolonged economic weakness, we are pleased with the credit trends noted over the past few quarters. In fact, throughout 2011, our net loan charge-off ratio represented less than one-third that of our peers’, which is a reflection of the Company’s historically strong underwriting standards, the strength of the footprint in which we operate and the resilience of our customers who have successfully managed through the economic crisis.”

At December 31, 2011, People’s United Financial’s tier 1 common and total risk-based capital ratios were 14.3 percent and 16.2 percent, respectively, and the tangible equity ratio stood at 12.0 percent. People’s United Bank’s tier 1 and total risk-based capital ratios were 13.1 percent and 14.0 percent, respectively, at December 31, 2011.

Operating return on average assets was 0.86 percent for the fourth quarter of 2011, compared to 0.98 percent for the third quarter of 2011 and 0.64 percent for the fourth quarter of 2010. Operating return on average tangible stockholders’ equity was 7.4 percent for the fourth quarter of 2011, compared to 8.0 percent for the third quarter of 2011 and 4.2 percent for the fourth quarter of 2010.

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People’s United Financial, Inc. Reports 4Q Earnings

Loans acquired in connection with acquisitions have been recorded at fair value based on an initial estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

At December 31, 2011, the allowance for loan losses for originated loans as a percentage of originated loans, which represents all loans other than those acquired, was 1.04 percent and as a percentage of originated non-performing loans was 60 percent, compared to 1.09 percent and 69 percent, respectively, at September 30, 2011. For the originated commercial banking portfolio, the allowance for loan losses ratio was 1.39 percent at December 31, 2011 and represented 77 percent of non-performing commercial banking loans at that date.

For the originated loan portfolio, non-performing loans equaled 1.75 percent of originated loans at December 31, 2011, compared to 1.60 percent at September 30, 2011 and 1.70 percent at December 31, 2010. Non-performing assets (excluding acquired non-performing loans) equaled 2.00 percent of originated loans, REO and repossessed assets at December 31, 2011 compared to 1.88 percent at September 30, 2011 and 2.09 percent at December 31, 2010.

Non-performing loans in the acquired portfolio, which represent the contractual balances of loans acquired that meet our definition of non-performing but for which the risk of loss has already been considered by virtue of our estimate of acquisition-date fair value and/or the existence of an FDIC loss-share agreement, totaled $249.0 million at December 31, 2011 compared to $241.6 million at September 30, 2011 and $359.8 million at December 31, 2010.

Fourth quarter net loan charge-offs totaled $14.8 million compared to $13.4 million in the third quarter of 2011. Net loan charge-offs as a percent of average loans on an annualized basis were 0.29 percent in the fourth quarter of 2011 compared to 0.27 percent in this year’s third quarter. The provision for loan losses in the fourth quarter of 2011 reflects a $7.4 million increase in the allowance for loan losses on originated loans related to the growth in the commercial and residential mortgage loan portfolios and a $7.4 million increase due to impairment on acquired loans, partially offset by charge-offs of $8.9 million against previously established specific reserves.

People’s United Financial, a diversified financial services company with $28 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of 372 branches in Connecticut, Massachusetts, Vermont, New York, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services.

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People’s United Financial, Inc. Reports 4Q Earnings

Conference Call

On January 19, 2012, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

4Q 2011 Financial Highlights

Summary

•	Net income was $43.0 million, or $0.12 per share.

•	Operating earnings were $58.7 million, or $0.17 per share.

•	Net interest income totaled $242.1 million.

•	Net interest margin increased 5 basis points from 3Q11 to 4.16%.

•	Cost recovery income on acquired loans, representing cash receipts in excess of carrying amount, totaled $5 million in 4Q11 and contributed 9 basis points.

•	The normalized yield on loans in 4Q11, which excludes cost recovery income, reduced the net interest margin by 10 basis points.

•	Lower funding costs in 4Q11 benefited the net interest margin by 6 basis points.

•	Provision for loan losses totaled $20.7 million.

•	Net loan charge-offs totaled $14.8 million, of which $8.9 million related to loans with specific reserves established in prior periods.

•	Allowance for loan losses on originated loans in 4Q11 reflects a $7.4 million increase in response to loan growth.

•	Includes a provision for loan losses on acquired loans of $7.4 million.

•	Non-interest income was $71.7 million in 4Q11 compared to $84.7 million in 3Q11.

•	Bank service charges decreased $4.2 million in 4Q11 to $31.6 million, primarily as a result of certain provisions of the Dodd-Frank Act, which became effective in October 2011.

•	Insurance revenue decreased $1.8 million from 3Q11, primarily reflecting the seasonal nature of insurance renewals.

•	4Q11 and 3Q11 include losses of $0.4 million and $4.8 million, respectively, on sales of acquired loans.

•	Loan prepayment fees declined $2.7 million from 3Q11.

•	3Q11 includes net security gains of $8.6 million (none in 4Q11).

•	Non-interest expense totaled $230.2 million in 4Q11 compared to $231.9 million in 3Q11.

•	Operating non-interest expense was $207.2 million in 4Q11 compared to $210.4 million in 3Q11, reflecting declines in compensation and benefits, occupancy and equipment, and other non-interest expense.

•	4Q11 and 3Q11 include $23.0 million and $21.5 million, respectively, of merger-related expenses and one-time charges.

•	4Q11 includes a $1.4 million charge relating to Visa Inc.’s funding of its litigation escrow account.

•	Effective income tax rate was 31.6% for 4Q11 and 32.7% for 2011.

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People’s United Financial, Inc. Reports 4Q Earnings

Commercial Banking

•	Excluding acquired loans, commercial banking loans increased $470 million, or 17% annualized, from September 30, 2011.

•	Average commercial banking loans totaled $14.4 billion, an increase of $156 million, or 4% annualized, from 3Q11.

•	Non-performing commercial banking assets, excluding acquired non-performing loans, totaled $240.8 million at December 31, 2011, up from $213.1 million at September 30, 2011.

•	The ratio of originated non-performing commercial banking loans to originated commercial banking loans was 1.81% at December 31, 2011 compared to 1.61% at September 30, 2011.

•	Net loan charge-offs totaled $11.8 million, or 0.33% annualized, of average commercial banking loans in 4Q11, compared to $9.8 million, or 0.28% annualized, in 3Q11.

•	For the originated commercial banking portfolio, the allowance for loan losses as a percentage of loans was 1.39% at December 31, 2011 compared to 1.48% at September 30, 2011.

•	The commercial banking allowance for loan losses represented 77% of originated non-performing commercial banking loans at December 31, 2011 compared to 92% at September 30, 2011.

•	Commercial deposits totaled $5.2 billion at December 31, 2011 compared to $5.0 billion at September 30, 2011.

Retail Banking

•	Excluding acquired loans, residential mortgage loans increased $168 million, or 23% annualized, from September 30, 2011.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 2.19% at December 31, 2011, unchanged from September 30, 2011.

•	Average residential mortgage loans totaled $3.6 billion, an increase of $215 million, or 26% annualized, from 3Q11.

•	Net loan charge-offs totaled $1.6 million, or 0.18% annualized, of average residential mortgage loans in 4Q11, compared to $2.1 million, or 0.25% annualized, in 3Q11.

•	Excluding acquired loans, home equity loans remained unchanged from September 30, 2011.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.82% at December 31, 2011 compared to 0.74% at September 30, 2011.

•	Average home equity loans totaled $2.1 billion in 4Q11, unchanged from 3Q11.

•	Net loan charge-offs totaled $0.7 million, or 0.15% annualized, of average home equity loans in 4Q11, compared to $1.1 million, or 0.21% annualized, in 3Q11.

•	Retail deposits totaled $15.6 billion at December 31, 2011 compared to $15.5 billion at September 30, 2011.

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People’s United Financial, Inc. Reports 4Q Earnings

Wealth Management and Insurance

•	Insurance revenue decreased $1.8 million from 3Q11, primarily reflecting the seasonal nature of insurance renewals, and increased $0.3 million from 4Q10.

•

Brokerage commissions declined $0.2 million from 3Q11 and $0.3 million from 4Q10, primarily reflecting lower commissions on mutual funds and fixed income products due to the uncertainty in the equity markets and the low interest rate environment.

•	Investment management fees decreased $0.1 million from 3Q11 and increased $0.4 million from 4Q10.

•

Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $12.5 billion and $4.3 billion, respectively, at December 31, 2011.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; (10) the successful integration of acquired companies; and (11) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010
Earnings Data:
Net interest income	$242.1	$240.0	$221.2	$220.3	$189.8
Provision for loan losses	20.7	14.4	14.0	14.6	10.9
Non-interest income (1)	71.7	84.7	76.6	74.6	68.1
Non-interest expense (2)	230.2	231.9	207.0	202.8	199.1
Income before income tax expense	62.9	78.4	76.8	77.5	47.9
Net income	43.0	52.9	51.2	51.7	32.0
Operating earnings (3)	58.7	67.3	57.3	53.8	36.7

Selected Statistical Data:
Net interest margin (4)	4.16%	4.11%	4.13%	4.16%	3.87%
Operating net interest margin (3), (4)	4.07	4.11	4.09	4.00	3.87
Return on average assets (4)	0.63	0.77	0.82	0.84	0.56
Operating return on average assets (3), (4)	0.86	0.98	0.92	0.87	0.64
Return on average tangible assets (4)	0.68	0.84	0.89	0.91	0.61
Return on average stockholders’ equity (4)	3.2	3.8	4.0	4.0	2.4
Return on average tangible stockholders’ equity (4)	5.4	6.3	6.3	6.4	3.7
Operating return on average tangible stockholders’ equity (3), (4)	7.4	8.0	7.1	6.7	4.2
Efficiency ratio (3)	62.7	63.1	65.7	66.2	71.1

Common Share Data:
Basic and diluted earnings per share	$0.12	$0.15	$0.15	$0.15	$0.09
Operating earnings per share (3)	0.17	0.19	0.17	0.15	0.10
Dividends paid per share	0.1575	0.1575	0.1575	0.1550	0.1550
Dividend payout ratio	127.7%	108.4%	106.4%	104.9%	172.5%
Operating dividend payout ratio (3)	93.4	85.3	95.1	100.7	150.4
Book value per share (end of period)	$14.99	$15.18	$15.01	$14.92	$14.91
Tangible book value per share (end of period) (3)	8.75	9.01	9.38	9.27	9.30
Stock price:
High	13.07	13.96	13.81	14.49	14.17
Low	10.91	10.50	12.55	12.17	12.20
Close (end of period)	12.85	11.40	13.44	12.58	14.01
Common shares (end of period) (in millions)	348.68	348.59	346.12	345.97	350.07
Weighted average diluted common shares (in millions)	346.68	358.28	343.88	346.01	352.53

(1)	Includes net security gains (losses) of $8.6 million and $(1.0) million for the three months ended Sept. 30, 2011 and Dec. 31, 2010, respectively.
(2)	Includes a total of $23.0 million, $21.5 million, $9.2 million, $3.1 million and $7.0 million of merger-related expenses, core system conversion costs and one-time charges for the three months ended Dec. 31, 2011, Sept. 30, 2011, June 30, 2011, March 31, 2011 and Dec. 31, 2010, respectively.
(3)	See non-GAAP financial measures and reconciliation to GAAP beginning on page 17.
(4)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	Twelve Months Ended December 31,
(dollars in millions, except per share data)	2011	2010
Earnings Data:
Net interest income	$923.6	$699.0
Provision for loan losses	63.7	60.0
Non-interest income	307.6	270.0
Non-interest expense (1)	871.9	782.0
Income before income tax expense	295.6	127.0
Net income	198.8	85.7
Operating earnings (2)	237.1	125.4

Selected Statistical Data:
Net interest margin	4.14%	3.70%
Operating net interest margin (2)	4.07	3.70
Return on average assets	0.76	0.39
Operating return on average assets (2)	0.91	0.57
Return on average tangible assets	0.83	0.42
Return on average stockholders’ equity	3.8	1.6
Return on average tangible stockholders' equity	6.2	2.4
Operating return on average tangible stockholders’ equity (2)	7.4	3.5
Efficiency ratio (2)	64.4	72.4

Common Share Data:
Basic and diluted earnings per share	$0.57	$0.24
Operating earnings per share (2)	0.68	$0.35
Dividends paid per share	0.6275	0.6175
Dividend payout ratio	111.1%	254.5%
Operating dividend payout ratio (2)	93.2	173.9
Book value per share (end of period)	$14.99	$14.91
Tangible book value per share (end of period) (2)	8.75	9.30
Stock price:
High	14.49	17.08
Low	10.50	12.20
Close (end of period)	12.85	14.01
Common shares (end of period) (in millions)	348.68	350.07
Weighted average diluted common shares (in millions)	348.74	352.67

(1)	Includes a total of $56.8 million and $58.9 million of merger-related expenses, core system conversion costs and one-time charges for the twelve months ended December 31, 2011 and 2010, respectively.
(2)	See non-GAAP financial measures and reconciliation to GAAP beginning on page 17.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010
Financial Condition Data:
General:
Total assets	$27,568	$27,213	$25,323	$24,962	$25,037
Loans	20,400	20,148	17,687	17,523	17,328
Securities	2,931	2,540	3,226	3,203	3,033
Short-term investments (1)	411	779	822	926	1,120
Allowance for loan losses	183	177	176	178	173
Goodwill and other acquisition-related intangibles	2,174	2,151	1,947	1,953	1,962
Deposits	20,816	20,487	18,278	18,110	17,933
Borrowings	857	881	1,331	1,158	1,011
Subordinated notes and debentures	160	159	159	176	182
Stockholders’ equity	5,225	5,291	5,194	5,160	5,219
Non-performing assets (2)	337	305	315	292	303
Net loan charge-offs	14.8	13.4	15.5	9.6	10.9

Average Balances:
Loans	$20,217	$19,856	$17,654	$17,290	$15,770
Securities	2,411	2,976	3,264	3,089	2,457
Short-term investments (1)	854	756	629	843	1,418
Residential mortgage loans held for sale	60	26	17	52	52
Total earning assets	23,542	23,614	21,564	21,274	19,697
Total assets	27,285	27,355	24,853	24,623	22,961
Deposits	20,597	20,259	18,225	17,944	16,531
Total funding liabilities	21,653	21,499	19,353	19,121	17,236
Stockholders’ equity	5,302	5,515	5,177	5,185	5,335

Ratios:
Net loan charge-offs to average loans (annualized)	0.29%	0.27%	0.35%	0.22%	0.28%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	2.00	1.88	2.05	1.96	2.09
Allowance for loan losses to:
Originated loans (2)	1.04	1.09	1.15	1.19	1.19
Originated non-performing loans (2)	59.7	68.5	68.0	73.8	70.3
Average stockholders’ equity to average total assets	19.4	20.2	20.8	21.1	23.2
Stockholders’ equity to total assets	19.0	19.4	20.5	20.7	20.8
Tangible stockholders’ equity to tangible assets (3)	12.0	12.5	13.9	13.9	14.1
Total risk-based capital (4)	16.2	16.7	19.1	19.4	19.3

(1)	Includes securities purchased under agreements to resell.
(2)	Excludes acquired loans.
(3)	See non-GAAP financial measures and reconciliation to GAAP beginning on page 17.
(4)	Consolidated.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010
Assets
Cash and due from banks	$370.2	$370.9	$354.7
Short-term investments	410.7	779.1	599.8

Total cash and cash equivalents	780.9	1,150.0	954.5

Securities purchased under agreements to resell	—	—	520.0

Securities:
Trading account securities, at fair value	71.8	69.9	83.5
Securities available for sale, at fair value	2,725.5	2,336.0	2,831.1
Securities held to maturity, at amortized cost	56.4	56.4	55.1
Federal Home Loan Bank stock, at cost	77.7	77.7	63.6

Total securities	2,931.4	2,540.0	3,033.3

Residential mortgage loans held for sale	101.9	45.4	88.5

Loans:
Commercial (1)	7,382.0	7,262.5	5,196.0
Commercial real estate (1)	7,172.2	7,142.9	7,306.3
Residential mortgage	3,628.4	3,502.0	2,647.5
Consumer	2,217.4	2,240.8	2,177.9

Total loans	20,400.0	20,148.2	17,327.7
Less allowance for loan losses	(182.9)	(177.0)	(172.5)

Total loans, net	20,217.1	19,971.2	17,155.2

Goodwill and other acquisition-related intangibles	2,174.2	2,151.2	1,962.0
Premises and equipment	339.6	363.1	325.1
Bank-owned life insurance	332.7	330.7	291.8
Other assets	690.1	661.4	706.7

Total assets	$27,567.9	$27,213.0	$25,037.1

Liabilities
Deposits:
Non-interest-bearing	$4,506.2	$4,217.5	$3,872.6
Savings, interest-bearing checking and money market	10,970.4	10,789.5	8,897.8
Time	5,339.2	5,479.7	5,162.7

Total deposits	20,815.8	20,486.7	17,933.1

Borrowings:
Retail repurchase agreements	497.2	519.8	472.2
Federal Home Loan Bank advances	332.4	333.4	509.3
Federal funds purchased and other borrowings	27.1	27.3	29.1

Total borrowings	856.7	880.5	1,010.6

Subordinated notes and debentures	159.6	159.4	182.2
Other liabilities	510.8	395.9	691.9

Total liabilities	22,342.9	21,922.5	19,817.8

Stockholders’ Equity
Common stock	3.9	3.9	3.7
Additional paid-in capital	5,247.0	5,242.5	4,978.8
Retained earnings	744.1	757.7	772.6
Treasury stock, at cost	(493.5)	(497.3)	(248.9)
Accumulated other comprehensive loss (2)	(95.8)	(36.8)	(99.0)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(180.7)	(179.5)	(187.9)

Total stockholders’ equity	5,225.0	5,290.5	5,219.3

Total liabilities and stockholders’ equity	$27,567.9	$27,213.0	$25,037.1

(1)	Approximately $875 million of loans secured, in part, by owner-occupied commercial properties were reclassified from commercial real estate loans to commercial loans as of March 31, 2011.
(2)	The change from Sept. 30, 2011 to Dec. 31, 2011 reflects, in part, the after-tax change in the pension net actuarial loss.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010
Interest and dividend income:
Commercial real estate (1)	$100.3	$98.0	$92.5	$101.6	$85.9
Commercial (1)	96.9	97.4	85.9	78.6	70.5
Residential mortgage	35.6	34.5	29.7	29.3	27.1
Consumer	21.2	21.5	20.6	20.9	22.1

Total interest on loans	254.0	251.4	228.7	230.4	205.6
Securities	17.3	21.7	23.4	21.0	13.6
Residential mortgage loans held for sale	0.7	0.4	0.3	0.7	0.7
Short-term investments	0.5	0.5	0.4	0.6	0.6
Securities purchased under agreements to resell	—	—	—	0.1	0.3

Total interest and dividend income	272.5	274.0	252.8	252.8	220.8

Interest expense:
Deposits	25.9	28.5	26.4	26.6	26.5
Borrowings	1.7	2.4	2.4	2.5	1.2
Subordinated notes and debentures	2.8	3.1	2.8	3.4	3.3

Total interest expense	30.4	34.0	31.6	32.5	31.0

Net interest income	242.1	240.0	221.2	220.3	189.8
Provision for loan losses	20.7	14.4	14.0	14.6	10.9

Net interest income after provision for loan losses	221.4	225.6	207.2	205.7	178.9

Non-interest income:
Bank service charges	31.6	35.8	32.9	31.0	30.7
Investment management fees	8.3	8.4	8.3	8.2	7.9
Insurance revenue	7.2	9.0	6.6	7.9	6.9
Brokerage commissions	2.6	2.8	3.3	3.2	2.9
Net gains on sales of residential mortgage loans	2.1	1.3	1.1	3.1	4.2
Net (losses) gains on sales of acquired loans	(0.4)	(4.8)	7.2	5.5	—
Bank-owned life insurance	1.7	2.0	1.4	1.2	1.0
Merchant services income, net	1.1	1.1	1.1	1.0	1.1
Net security gains (losses)	—	8.6	0.1	0.1	(1.0)
Other non-interest income	17.5	20.5	14.6	13.4	14.4

Total non-interest income	71.7	84.7	76.6	74.6	68.1

Non-interest expense:
Compensation and benefits	111.0	110.1	102.5	105.4	98.3
Occupancy and equipment	34.4	34.9	30.9	33.1	28.1
Professional and outside service fees	18.7	18.6	17.4	15.9	19.8
Amortization of other acquisition-related intangibles	7.0	7.0	6.0	5.9	6.1
Merger-related expenses	13.3	20.1	6.4	3.1	4.8
Other non-interest expense	45.8	41.2	43.8	39.4	42.0

Total non-interest expense (2)	230.2	231.9	207.0	202.8	199.1

Income before income tax expense	62.9	78.4	76.8	77.5	47.9
Income tax expense	19.9	25.5	25.6	25.8	15.9

Net income	$43.0	$52.9	$51.2	$51.7	$32.0

Basic and diluted earnings per common share	$0.12	$0.15	$0.15	$0.15	$0.09

(1)	Approximately $875 million of loans secured, in part, by owner-occupied commercial properties were reclassified from commercial real estate loans to commercial loans as of March 31, 2011.
(2)	In addition to merger-related expenses, total non-interest expense includes $9.7 million, $1.4 million, $2.8 million and $2.2 million of non-operating expenses for the three months ended Dec. 31, 2011, Sept. 30, 2011, June 30, 2011 June 30, 2011 and Dec. 31, 2010, respectively. See non-GAAP financial measures and reconciliation to GAAP beginning on page 17.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
(in millions, except per share data)	2011	2010
Interest and dividend income:
Commercial real estate	$392.4	$312.1
Commercial	358.8	266.3
Residential mortgage	129.1	109.4
Consumer	84.2	89.6

Total interest on loans	964.5	777.4
Securities	83.4	43.5
Residential mortgage loans held for sale	2.1	2.4
Short-term investments	2.0	4.6
Securities purchased under agreements to resell	0.1	0.9

Total interest and dividend income	1,052.1	828.8

Interest expense:
Deposits	107.4	112.8
Borrowings	9.0	2.3
Subordinated notes and debentures	12.1	14.7

Total interest expense	128.5	129.8

Net interest income	923.6	699.0
Provision for loan losses	63.7	60.0

Net interest income after provision for loan losses	859.9	639.0

Non-interest income:
Bank service charges	131.3	126.3
Investment management fees	33.2	32.0
Insurance revenue	30.7	28.8
Brokerage commissions	11.9	11.3
Net gains on sales of residential mortgage loans	7.6	12.1
Net gains on sales of acquired loans	7.5	—
Bank-owned life insurance	6.3	6.7
Merchant services income, net	4.3	4.3
Net security gains (losses)	8.8	(1.0)
Other non-interest income	66.0	49.5

Total non-interest income	307.6	270.0

Non-interest expense:
Compensation and benefits	429.0	380.4
Occupancy and equipment	133.3	114.4
Professional and outside service fees	70.6	72.7
Amortization of other acquisition-related intangibles	25.9	21.7
Merger-related expenses	42.9	23.3
Other non-interest expense	170.2	169.5

Total non-interest expense (1)	871.9	782.0

Income before income tax expense	295.6	127.0
Income tax expense	96.8	41.3

Net income	$198.8	$85.7

Basic and diluted earnings per common share	$0.57	$0.24

(1)	In addition to merger-related expenses, total non-interest expense includes $13.9 million and $35.6 million of non-operating expenses for the twelve months ended Dec. 31, 2011 and 2010, respectively. See non-GAAP financial measures and reconciliation to GAAP beginning on page 17.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	December 31, 2011			September 30, 2011			December 31, 2010
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$853.9	$0.5	0.25%	$755.9	$0.5	0.29%	$814.7	$0.6	0.29%
Securities purchased under agreements to resell	—	—	—	—	—	—	603.9	0.3	0.21
Securities (2)	2,410.9	17.9	2.97	2,976.3	22.2	2.99	2,456.7	13.6	2.22
Residential mortgage loans held for sale	60.3	0.7	4.61	25.6	0.4	5.80	51.7	0.7	5.75
Loans:
Commercial real estate	7,114.9	100.3	5.64	7,157.0	98.0	5.48	6,054.3	85.9	5.67
Commercial	7,300.8	98.9	5.42	7,102.3	99.6	5.61	5,086.5	71.4	5.62
Residential mortgage	3,571.6	35.6	3.99	3,356.4	34.5	4.10	2,459.9	27.1	4.41
Consumer	2,230.1	21.2	3.80	2,240.7	21.5	3.84	2,169.5	22.1	4.07

Total loans	20,217.4	256.0	5.07	19,856.4	253.6	5.11	15,770.2	206.5	5.24

Total earning assets	23,542.5	$275.1	4.68%	23,614.2	$276.7	4.69%	19,697.2	$221.7	4.50%

Other assets	3,742.2			3,740.5			3,263.3

Total assets	$27,284.7			$27,354.7			$22,960.5

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$4,330.6	$—	—%	$4,094.5	$—	—%	$3,633.5	$—	—%
Savings, interest-bearing checking and money market	10,841.4	12.4	0.46	10,642.9	14.1	0.53	8,249.0	11.5	0.56
Time	5,425.2	13.5	1.00	5,522.0	14.4	1.04	4,648.4	15.0	1.29

Total deposits	20,597.2	25.9	0.50	20,259.4	28.5	0.56	16,530.9	26.5	0.64

Borrowings:
Retail repurchase agreements	527.4	0.4	0.33	520.6	0.5	0.43	340.2	0.4	0.53
Federal Home Loan Bank advances	332.9	1.2	1.49	514.6	1.8	1.39	178.2	0.8	1.69
Federal funds purchased and other borrowings	36.0	0.1	0.78	27.9	0.1	0.95	15.0	—	0.70

Total borrowings	896.3	1.7	0.78	1,063.1	2.4	0.91	533.4	1.2	0.92

Subordinated notes and debentures	159.5	2.8	7.02	176.0	3.1	6.86	171.3	3.3	7.75

Total funding liabilities	21,653.0	$30.4	0.56%	21,498.5	$34.0	0.63%	17,235.6	$31.0	0.72%

Other liabilities	330.2			341.0			390.0

Total liabilities	21,983.2			21,839.5			17,625.6
Stockholders’ equity	5,301.5			5,515.2			5,334.9

Total liabilities and stockholders’ equity	$27,284.7			$27,354.7			$22,960.5

Net interest income/spread (3)		$244.7	4.12%		$242.7	4.06%		$190.7	3.78%

Net interest margin			4.16%			4.11%			3.87%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The fully taxable equivalent (“FTE”) adjustment was $2.6 million, $2.7 million and $0.9 million for the three months ended December 31, 2011, September 30, 2011 and December 31, 2010, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	December 31, 2011			December 31, 2010
Twelve months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$743.1	$2.0	0.28%	$1,725.0	$4.6	0.27%
Securities purchased under agreements to resell	27.3	0.1	0.17	456.2	0.9	0.20
Securities (1)	2,933.3	85.1	2.90	1,579.5	43.5	2.76
Residential mortgage loans held for sale	38.8	2.1	5.42	43.4	2.4	5.59
Loans:
Commercial real estate	6,971.8	392.4	5.63	5,594.8	312.1	5.58
Commercial	6,465.4	364.9	5.64	4,961.9	269.6	5.43
Residential mortgage	3,126.8	129.1	4.13	2,428.6	109.4	4.51
Consumer	2,190.1	84.2	3.85	2,199.2	89.6	4.07

Total loans	18,754.1	970.6	5.18	15,184.5	780.7	5.14

Total earning assets	22,496.6	$1,059.9	4.71%	18,988.6	$832.1	4.38%

Other assets	3,531.6			3,027.6

Total assets	$26,028.2			$22,016.2

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$4,032.8	$—	—%	$3,426.0	$—	—%
Savings, interest-bearing checking and money market	9,970.1	51.0	0.51	7,853.6	47.4	0.60
Time	5,276.6	56.4	1.07	4,533.5	65.4	1.44

Total deposits	19,279.5	107.4	0.56	15,813.1	112.8	0.71

Borrowings:
Retail repurchase agreements	486.6	2.0	0.41	209.2	1.0	0.48
Federal Home Loan Bank advances	456.1	6.7	1.48	52.3	1.1	2.22
Federal funds purchased and other borrowings	36.6	0.3	0.75	9.0	0.2	2.20

Total borrowings	979.3	9.0	0.92	270.5	2.3	0.88

Subordinated notes and debentures	170.4	12.1	7.08	179.6	14.7	8.17

Total funding liabilities	20,429.2	$128.5	0.63%	16,263.2	$129.8	0.80%

Other liabilities	327.7			384.7

Total liabilities	20,756.9			16,647.9
Stockholders’ equity	5,271.3			5,368.3

Total liabilities and stockholders’ equity	$26,028.2			$22,016.2

Net interest income/spread (2)		$931.4	4.08%		$702.3	3.58%

Net interest margin			4.14%			3.70%

(1)	Average balances and yields for securities available for sale are based on amortized cost.
(2)	The FTE adjustment was $7.8 million and $3.3 million for the twelve months ended December 31, 2011 and 2010, respectively.

People’s United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010
Originated non-performing loans:
Commercial Banking:
Commercial real estate (1)	$106.7	$91.0	$90.2	$71.7	$82.5
Commercial and industrial (1)	59.2	49.2	54.1	48.9	38.2
Equipment financing	42.9	37.9	36.0	38.6	36.0

Total	208.8	178.1	180.3	159.2	156.7

Retail:
Residential mortgage	68.9	65.5	65.8	70.4	78.8
Home equity	15.8	14.2	12.3	10.5	9.1
Other consumer	0.3	0.5	0.4	0.4	0.6

Total	85.0	80.2	78.5	81.3	88.5

Total originated non-performing loans (2)	293.8	258.3	258.8	240.5	245.2
REO	26.8	27.7	33.5	38.1	39.8
Repossessed assets	16.1	19.2	23.1	13.5	18.1

Total non-performing assets	$336.7	$305.2	$315.4	$292.1	$303.1

Acquired non-performing loans (contractual amount) (3)	$249.0	$241.6	$250.4	$324.4	$359.8

Originated non-performing loans as a percentage of originated loans	1.75%	1.60%	1.69%	1.62%	1.70%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	2.00	1.88	2.05	1.96	2.09
Tangible stockholders’ equity and allowance for loan losses	10.44	9.20	9.21	8.63	8.84

(1)	Non-performing commercial and industrial loans at March 31, 2011 include approximately $10.7 million of loans secured, in part, by owner-occupied commercial properties that were previously classified as non-performing commercial real estate loans.
(2)	Reported net of government guarantees totaling $12.1 million at Dec. 31, 2011, $11.3 million at Sept. 30, 2011, $10.7 million at June 30, 2011, $10.0 million at March 31, 2011 and $9.4 million at Dec. 31, 2010.
(3)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but for which the risk of credit loss has been considered by virtue of our estimate of acquisition-date fair value and/or the existence of an FDIC loss-share agreement. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010
Allowance for loan losses on originated loans:
Balance at beginning of period	$177.0	$176.0	$177.5	$172.5	$172.5
Charge-offs	(15.7)	(14.6)	(17.4)	(10.4)	(12.2)
Recoveries	0.9	1.2	1.9	0.8	1.3

Net loan charge-offs	(14.8)	(13.4)	(15.5)	(9.6)	(10.9)
Provision for loan losses	13.3	14.4	14.0	14.6	10.9

Balance at end of period	175.5	177.0	176.0	177.5	172.5

Allowance for loan losses on acquired loans:
Balance at beginning of period	—	—	—	—	—
Provision for loan losses	7.4	—	—	—	—

Balance at end of period	7.4	—	—	—	—

Total allowance for loan losses	$182.9	$177.0	$176.0	$177.5	$172.5

Allowance for loan losses on originated loans as a percentage of:
Originated loans	1.04%	1.09%	1.15%	1.19%	1.19%
Originated non-performing loans	59.7	68.5	68.0	73.8	70.3
Commercial banking allowance for loan losses as a percentage of originated commercial banking loans	1.39	1.48	1.55	1.61	1.61
Retail allowance for loan losses as a percentage of originated retail loans	0.29	0.26	0.25	0.26	0.25

NET LOAN CHARGE-OFFS

	Three Months Ended
(dollars in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010
Commercial Banking:
Equipment financing	$4.5	$0.8	$2.3	$1.2	$3.0
Commercial real estate	3.9	4.6	9.3	3.3	2.6
Commercial and industrial	3.4	4.4	1.6	2.3	1.4

Total	11.8	9.8	13.2	6.8	7.0

Retail:
Residential mortgage	1.6	2.1	1.2	1.6	2.0
Home equity	0.7	1.1	0.8	0.8	1.1
Other consumer	0.7	0.4	0.3	0.4	0.8

Total	3.0	3.6	2.3	2.8	3.9

Total	$14.8	$13.4	$15.5	$9.6	$10.9

Net loan charge-offs to average loans (annualized)	0.29%	0.27%	0.35%	0.22%	0.28%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangibles and certain purchase accounting-related fair value adjustments, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent basis (excluding certain purchase accounting-related fair value adjustments) plus total non-interest income (including the fully taxable equivalent adjustment on bank-owned life insurance income, and excluding gains and losses on sales of assets other than residential mortgage loans, and non-recurring income) (the denominator). People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to, merger-related expenses, core system conversion costs, charges related to executive-level management separation costs, severance-related costs, and real estate asset writedowns, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is calculated by dividing operating earnings by the weighted average number of dilutive common shares outstanding for the respective period. Operating return on average assets is calculated by dividing operating earnings (annualized) by average assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

Operating net interest margin excludes from the net interest margin those items that management considers to be of such an infrequent nature that, by excluding such items, People’s United Financial’s net interest margin can be measured and assessed on a more consistent basis from period to period. Items excluded from operating net interest margin include, but are not limited to, cost recovery income on acquired loans and changes in the accretable yield on acquired loans stemming from periodic cash flow reassessments. Operating net interest margin is calculated by dividing operating net interest income (annualized) by average earning assets.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangibles) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangibles) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated ESOP common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

EFFICIENCY RATIO

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
Total non-interest expense	$230.2	$231.9	$207.0	$202.8	$199.1	$871.9	$782.0
Adjustments:
Amortization of:
Other acquisition-related intangibles	(7.0)	(7.0)	(6.0)	(5.9)	(6.1)	(25.9)	(21.7)
Purchase accounting-related fair value adjustments (1)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)	(3.2)	(3.2)
Merger-related expenses	(13.3)	(20.1)	(6.4)	(3.1)	(4.8)	(42.9)	(23.3)
Severance-related costs	(3.9)	(1.4)	—	—	—	(5.3)	—
Executive-level separation costs	(1.0)	—	(2.8)	—	—	(3.8)	(15.3)
Real estate asset writedowns	(4.8)	—	—	—	—	(4.8)	—
Other (2)	(4.0)	(2.3)	(1.9)	(2.1)	(2.7)	(10.3)	(9.4)

Total	$195.4	$200.3	$189.1	$190.9	$184.7	$775.7	$709.1

Net interest income (FTE basis) (3)	$244.7	$242.7	$222.5	$221.5	$190.7	$931.4	$702.3
Total non-interest income	71.7	84.7	76.6	74.6	68.1	307.6	270.0

Total revenues	316.4	327.4	299.1	296.1	258.8	1,239.0	972.3
Adjustments:
BOLI FTE adjustment (3)	0.8	0.9	0.8	0.6	0.5	3.1	3.6
Purchase accounting-related fair value adjustments (1)	(6.0)	(7.3)	(4.7)	(5.0)	(0.6)	(23.0)	3.0
Net security (gains) losses	—	(8.6)	(0.1)	(0.1)	1.0	(8.8)	1.0
Losses (gains) on sales of acquired loans	0.4	4.8	(7.2)	(5.5)	—	(7.5)	—
Other (4)	(0.1)	0.1	—	2.2	—	2.2	—

Total	$311.5	$317.3	$287.9	$288.3	$259.7	$1,205.0	$979.9

Efficiency ratio	62.7%	63.1%	65.7%	66.2%	71.1%	64.4%	72.4%

(1)	Reflects the impact of amortization and accretion associated with certain purchase accounting-related fair value adjustments recognized in connection with past business combinations. Amounts deducted from non-interest expense represent the impact of adjustments made to acquired premises and equipment to reflect the fair value of such assets and which generally have a remaining life of approximately 6 years at December 31, 2011. Amounts added to (deducted from) total revenues represent the impact of adjustments made to loans acquired prior to January 1, 2010 and liabilities assumed (i.e. time deposits, FHLB advances, repurchase agreements and subordinated notes and debentures) as a result of interest rate-related changes applicable to such instruments and which generally have a weighted average remaining life of approximately 7 years at December 31, 2011. These adjustments are made because management believes such income and expense amounts are not relevant for purposes of evaluating operating efficiency.
(2)	Items classified as “other” and deducted from non-interest expense include, as applicable, certain franchise taxes, real estate owned expenses and contract termination costs.
(3)	Fully taxable equivalent
(4)	Items classified as “other” and added to (deducted from) total revenues include, as applicable, asset write-offs, gains associated with the sale of branch locations and mortgage servicing rights, and interest on an income tax refund.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING EARNINGS

	Three Months Ended					Twelve Months Ended
(dollars in millions, except per share data)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
Net income, as reported	$43.0	$52.9	$51.2	$51.7	$32.0	$198.8	$85.7

Adjustments to arrive at operating earnings:
Merger-related expenses	13.3	20.1	6.4	3.1	4.8	42.9	23.3
Severance-related costs	3.9	1.4	—	—	—	5.3	—
Executive-level separation costs	1.0	—	2.8	—	—	3.8	15.3
Real estate asset writedowns	4.8	—	—	—	—	4.8	—
Core system conversion costs	—	—	—	—	2.2	—	20.3

Total pre-tax adjustments	23.0	21.5	9.2	3.1	7.0	56.8	58.9
Tax effect	(7.3)	(7.1)	(3.1)	(1.0)	(2.3)	(18.5)	(19.2)

Total adjustments, net of tax	15.7	14.4	6.1	2.1	4.7	38.3	39.7

Operating earnings	$58.7	$67.3	$57.3	$53.8	$36.7	$237.1	$125.4

Earnings per share, as reported	$0.12	$0.15	$0.15	$0.15	$0.09	$0.57	$0.24

Adjustments to arrive at operating earnings per share:
Merger-related expenses	0.03	0.04	0.02	—	0.01	0.09	0.04
Severance-related costs	0.01	—	—	—	—	0.01	—
Executive-level separation costs	—	—	—	—	—	—	0.04
Real estate asset writedowns	0.01	—	—	—	—	0.01	—
Core system conversion costs	—	—	—	—	—	—	0.03

Total adjustments per share	0.05	0.04	0.02	—	0.01	0.11	0.11

Operating earnings per share	$0.17	$0.19	$0.17	$0.15	$0.10	$0.68	$0.35

Average total assets	$27,285	$27,355	$24,853	$24,623	$22,961	$26,028	$22,016

Operating return on average assets (annualized)	0.86%	0.98%	0.92%	0.87%	0.64%	0.91%	0.57%

OPERATING NET INTEREST MARGIN

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
Net interest income (FTE basis) (1)	$244.7	$242.7	$222.5	$221.5	$190.7	$931.4	$702.3

Adjustments to arrive at operating net interest income:
Cost recovery income	(5.0)	—	—	—	—	(5.0)	—
Changes in accretable yield	—	—	(2.2)	(9.0)	—	(11.2)	—

Total adjustments	(5.0)	—	(2.2)	(9.0)	—	(16.2)	—

Operating net interest income	$239.7	$242.7	$220.3	$212.5	$190.7	$915.2	$702.3

Net interest margin, as reported (2)	4.16%	4.11%	4.13%	4.16%	3.87%	4.14%	3.70%

Adjustments to arrive at operating net interest margin: (2)
Cost recovery income	(0.09)	—	—	—	—	(0.02)	—
Changes in accretable yield	—	—	(0.04)	(0.16)	—	(0.05)	—

Total adjustments	(0.09)	—	(0.04)	(0.16)	—	(0.07)	—

Operating net interest margin (2)	4.07%	4.11%	4.09%	4.00%	3.87%	4.07%	3.70%

Total earning assets	$23,542	$23,614	$21,564	$21,274	$19,697	$22,497	$18,989

(1)	Fully taxable equivalent
(2)	Three month margins are annualized

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
Operating earnings	$58.7	$67.3	$57.3	$53.8	$36.7	$237.1	$125.4

Average stockholders’ equity	$5,302	$5,515	$5,177	$5,185	$5,335	$5,271	$5,368
Less: Average goodwill and average other acquisition-related intangibles	2,148	2,154	1,950	1,957	1,829	2,053	1,753

Average tangible stockholders’ equity	$3,154	$3,361	$3,227	$3,228	$3,506	$3,218	$3,615

Operating return on average tangible stockholders’ equity (annualized)	7.4%	8.0%	7.1%	6.7%	4.2%	7.4%	3.5%

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
Dividends paid	$54.8	$57.4	$54.5	$54.2	$55.2	$220.9	$218.1

Operating earnings	$58.7	$67.3	$57.3	$53.8	$36.7	$237.1	$125.4

Operating dividend payout ratio	93.4%	85.3%	95.1%	100.7%	150.4%	93.2%	173.9%

TANGIBLE EQUITY RATIO

(dollars in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010
Total stockholders’ equity	$5,225	$5,291	$5,194	$5,160	$5,219
Less: Goodwill and other acquisition-related intangibles	2,174	2,151	1,947	1,953	1,962

Tangible stockholders’ equity	$3,051	$3,140	$3,247	$3,207	$3,257

Total assets	$27,568	$27,213	$25,323	$24,962	$25,037
Less: Goodwill and other acquisition-related intangibles	2,174	2,151	1,947	1,953	1,962

Tangible assets	$25,394	$25,062	$23,376	$23,009	$23,075

Tangible equity ratio	12.0%	12.5%	13.9%	13.9%	14.1%

TANGIBLE BOOK VALUE PER SHARE

(in millions, except per share data)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010
Tangible stockholders’ equity	$3,051	$3,140	$3,247	$3,207	$3,257

Common shares issued	395.42	395.46	377.02	376.95	376.62
Less: Shares classified as treasury shares	38.03	38.07	22.01	22.01	17.49
Unallocated ESOP shares	8.71	8.80	8.89	8.97	9.06

Common shares	348.68	348.59	346.12	345.97	350.07

Tangible book value per share	$8.75	$9.01	$9.38	$9.27	$9.30